POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the

undersigned hereby constitutes, designates and appoints any one individual from Group A (as defined below) and any one individual from Group B (as defined below), taken together, jointly, as such person's true and lawful attorneys-in-fact and agents for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), including Sections 13 and 16 of such act, and the rules and regulations thereunder, and the Securities
Act of 1933, as amended (the "Securities
Act"), including Rule 144 and the
other rules and regulations thereunder,
and all documents in connection
with such filings, respecting securities of American International Group,
Inc., a Delaware corporation, including
but not limited to Forms 3, 4 and 5
and Schedules 13D and 13G under the
Exchange Act and Form 144 under the
Securities Act and any amendments
thereto and successor forms and schedules thereto.

Group A shall
consist of the following individuals: Edward
E. Matthews, Howard I. Smith
and Bertil P-H Lundqvist. Group B shall consist of the following individuals: Jeffrey W. Tindell, Michael P. Rogan,
Stephen W. Hamilton,
Todd E. Freed and Leif B. King.

This power of
attorney shall be
valid from the date hereof until revoked by the undersigned.

IN
WITNESS WHEREOF, the undersigned has executed this instrument as of the
22nd day of February, 2006.

MAURICE R. AND
CORINNE P. GREENBERG
FAMILY FOUNDATION, INC.
By: /s/ Maurice R.
Greenberg, Chairman and
Director